WSFS Bank Center 500 Delaware Avenue, Wilmington, Delaware 19801 EXHIBIT 99.1 FOR IMMEDIATE RELEASE Investor Relations Contact: Dominic C. Canuso (302) 571 -6833 May 1, 2019 dcanuso@wsfsbank.com Media Contact: Jimmy A. Hernandez (302) 571 -5254 jhernandez@wsfsbank.com WSFS Management to Hold Meetings with Analysts and Investors at the 21 st Annual D.A. Davidson Financial Institutions Conference in Denver WILMINGTON, Del. – WSFS Financial Corporation (Nasdaq: WSFS), the parent company of WSFS Bank, will participate in the 21 st Annual Financial Institutions Conference hosted by D.A. Davidson & Co. in Denver, Col., from May 6 to May 8, 2019. Rodger Levenson, WSFS’ President and Chief Executive Officer, and Dominic C. Canuso, WSFS’ Executive Vice President and Chief Financial Officer, will host one-on-one meetings with analysts and investors. Presentation Materials: Presentation slides will be included as part of the meetings and will also be available on WSFS’ Investor Relations page, http://investors.wsfsbank.com/ . About WSFS Financial Corporation WSFS Financial Corporation is a multi-billion dollar financial services company. Its primary subsidiary, WSFS Bank, is the oldest and largest locally-managed bank and trust company headquartered in Delaware and the Delaware Valley. As of March 31, 2019, WSFS Financial Corporation had $12.2 billion in assets on its balance sheet and $19.0 billion in assets under management and administration. WSFS operates from 152 offices located in Delaware (49), Pennsylvania (72), New Jersey (29), Virginia (1) and Nevada (1) and provides comprehensive financial services including commercial banking, retail banking, cash management and trust and wealth management. Other subsidiaries or divisions include Beneficial Equipment Finance Corporation, Cash Connect®, Christiana Trust Group, Cypress Capital Management, LLC, NewLane Finance, Powdermill Financial Solutions, WSFS Institutional Services, WSFS Wealth Investments, West Capital Management, and WSFS Mortgage and Arrow Land Transfer. Serving the greater Delaware Valley since 1832, WSFS Bank is one of the ten oldest banks in the United States continuously operating under the same name. For more information, please visit wsfsbank.com. ###